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                                                                 Exhibit (8)(c)


                                   THE GALAXY FUND

                                     Amendment to
                               GLOBAL CUSTODY AGREEMENT


                                                  _________________, 1998




The Chase Manhattan Bank
Chase Metrotech Center
Brooklyn, NY  11245
Attn:  Global Custody Division

Dear Sirs:

     This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Global Custody Agreement ("Agreement") between the Trust and The Chase Manhattan Bank (formerly The Chase Manhattan Bank, N.A.) ("Chase") dated as of November 1, 1991, is herewith amended to provide that Chase shall be the custodian for the Trust's Prime Reserves, Government Reserves and Tax-Exempt Reserves on the terms and conditions contained in the Agreement.

     If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.

                                        Very truly yours,

                                        THE GALAXY FUND



                                        By:
                                             -----------------------------
                                             Name:
                                             Title:

Accepted:

THE CHASE MANHATTAN BANK



By:
     --------------------------
     Name:
     Title: